Exhibit 11

                         ALPHARMA INC.
            Computation of Earnings per Common Share
                   Primary and Fully Diluted
       (Dollars in thousands, except for per share data)

                                                Six Months Ended
                                                    June 30,
                                                  1997         1996
Computation for Statement of Income

  Primary earnings per share:

  Net income                                $     5,730   $       275

  Average common shares outstanding          21,796,000    21,697,000

  Additions:
     Dilutive effect of outstanding
 warrants determined by treasury
 stock method                                    -            379,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                               28,000       156,420

                                             21,824,000    22,232,420

  Earnings per common share - Primary              $0.26        $0.01

  Fully diluted earnings per share:

  Net income                                $     5,730   $       275

  Average common shares outstanding          21,796,000    21,697,000
  Additions:
     Dilutive effect of outstanding
 warrants determined by treasury
 stock method                                    -            379,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                               56,000       156,420
                                             21,852,000    22,232,420

  Earnings per common share - Fully diluted       $0.26         $0.01



                                                            Exhibit 11

                         ALPHARMA INC.
            Computation of Earnings per Common Share
                   Primary and Fully Diluted
       (Dollars in thousands, except for per share data)

                                                  Three Months Ended
                                                         June 30,
                                                  1997         1996
Computation for Statement of Income

  Primary earnings per share:

  Net income (loss)                         $     3,470  $    (4,502)

  Average common shares outstanding          21,826,000    21,708,000

  Additions:
     Dilutive effect of outstanding
 warrants determined by treasury
 stock method                                    -            200,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                               42,000       136,975

                                             21,868,000    22,044,975

  Earnings (loss) per common share - Primary     $0.16        $(0.20)

  Fully diluted earnings per share:

  Net income (loss)                         $     3,470  $    (4,502)

  Average common shares outstanding           21,826,000   21,708,000
  Additions:
     Dilutive effect of outstanding
 warrants determined by treasury
 stock method                                     -            200,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                               56,000       136,975
                                             21,882,000    22,044,975

  Earnings (loss) per common share -
     Fully diluted                               $0.16         $(0.20)